UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2008

AMERICAN BAR ASSOCIATION MEMBERS /

STATE STREET COLLECTIVE TRUST

(Exact Name of Registrant Specified in Charter)

New Hampshire	033-50080	04-6691601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Trafalgar Square, Suite 449 Nashua, New Hampshire	03063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 589-4097

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

ITEM 5.02	Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) The American Bar Association Members/ State Street Collective Trust (the “Collective Trust”) does not have a board of directors. The Collective Trust is a trust with a corporate trustee, which is State Street Bank and Trust Company of New Hampshire (“State Street”). Effective November 6, 2008, Karen E. Kruck resigned as Director of State Street.

Effective November 10, 2008, Kelly Q. Driscoll resigned as Treasurer and Chief Accounting Officer of the Collective Trust.

(c) Effective November 10, 2008, Denise R. Sisk was appointed Treasurer and Chief Accounting Officer of the Collective Trust. Ms. Sisk, age 42, has served as a Vice President of State Street Global Advisors since September 2005 and as the Department Head of its Fiduciary Group since October 2008. From 2001 to 2005, Ms. Sisk served as a Senior Vice President and Division Counsel of the Institutional Division of CitiStreet LLC (now ING Institutional Plan Services). From 1992 to 2000, Ms. Sisk served as Vice President and Associate Counsel of the Legal Division of State Street Bank and Trust Company.

Ms. Sisk is not related to any other executive officer of the Collective Trust or any director of State Street, the trustee of the Collective Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BAR ASSOCIATION MEMBERS / STATE STREET COLLECTIVE TRUST

Dated: November 21, 2008	By:	/s/ Robert E. Fullam
	Name:	Robert E. Fullam
	Title:	Chief Financial Officer

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